                                                                                                    Exhibit (j) (2)

Consent of Registered Independent Public Accounting Firm

To the Board of Trustees
Ambassador Broadmarket Plus Fund:

We consent to the references to our Firm under the headings “Registered Independent Public Accounting Firm” in the Prospectus and “Registered Independent Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Chicago, Illinois
November 22, 2006

KPMG LLP, a U.S. limited liability partnership, is the U.S.
member firm of KPMG International, a Swiss cooperative.